Exhibit 99.1

FOR IMMEDIATE RELEASE

June 1, 2020

NextGen Healthcare, Inc. Reports Fiscal 2020 Fourth Quarter and Year-End Results

IRVINE, Calif. – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused healthcare technology solutions, announced today its fiscal 2020 fourth quarter and year end March 31, 2020 operating results.

Fiscal 2020 Fourth Quarter and Year-End Highlights

Revenue for the fiscal 2020 fourth quarter was $136.4 million compared to $134.8 million for the same period a year ago. Net loss for the fiscal 2020 fourth quarter was ($4.2) million compared to net income of $3.9 million for the same period a year ago. On a GAAP basis, fully diluted net loss per share in the fiscal 2020 fourth quarter was ($0.06) compared to $0.06 net income per share the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2020 fourth quarter was $0.20 compared to $0.23 for the same period a year ago.

Cash flow from operations for the fiscal 2020 fourth quarter was $21.2 million compared to $17.2 million for the same period a year ago.  Free cash flow for the fiscal 2020 fourth quarter was $16.1 million compared to $10.6 million for the same period a year ago. Revenue for the fiscal year ended March 31, 2020 was $540.2 million compared to $529.2 million a year ago. Net income for the fiscal year 2020 was $7.5 million compared with net income of $24.5 million a year ago.

On a GAAP basis, fully diluted net income per share for fiscal year 2020 was $0.11 compared to $0.38 per share a year ago.  On a non-GAAP basis, fully diluted earnings per share for the fiscal 2020 was $0.83 compared to $0.86 reported a year ago. Cash flow from operations for fiscal year 2020 was $85.6 million compared to $50.5 million for the same period a year ago.  Free cash flow for fiscal year 2020 was $58.7 million compared to $25.0 million for the same period a year ago.

CEO Rusty Frantz stated, “We delivered a solid Q4 in a tough time, showing a great deal of momentum until the last weeks of the quarter when contract activity slowed dramatically. We successfully navigated the initial phase of the COVID-19 pandemic, keeping our teams safe and operating very effectively throughout.  In the interest of prudence, we made the decision to draw $100 million from our revolving credit facility in March and an additional $50 million in April. That being said, we concluded Q4 with no net debt and our accounts receivable performance was better than we anticipated.  As we look forward, the strategic expansion of our solution over the last three years has uniquely positioned our broad and integrated platform as the right solution at the right time to enable the transformation of ambulatory care in this historic and pivotal moment.”

Fiscal 2021 Financial Outlook

In its business update on April 28, the Company announced that given the uncertainty going forward it will not be providing any forward-looking guidance either for FY21 or the years beyond. As things stabilize and there is more confidence in the macro environment, the Company will evaluate returning to guidance.

“This year looks to be the tale of two halves. The first half ending in October impacted by the significant drop-off in volume due to the shutdown of care and the second half showing signs of returning to a new normal,” said Frantz. “Based on our overall financial health and the opportunity in front of us, we made some important decisions on how to approach the next two quarters. In early May, we announced a go forward move to minimize our perpetual license revenue in favor of recurring subscription revenue. This will impact gross margin percentages as we will book less high-margin perpetual licenses than we have historically, but ultimately it will produce high-margin recurring revenue. In addition, we executed cost reductions with a goal of mitigating COVID-based impacts to earnings. Most of these cost reductions are temporary, as we believe that preserving our employee base, organizational momentum and robust capabilities for the near future will be a win for the company and our shareholders.

Frantz continued, “The net effect of the aforementioned actions and decisions will result in earnings being down markedly and negative free cash flow in the first half of the fiscal year. However, our solid financial health, decisive action, and strong employee culture enablers us to both weather the initial storm and be well positioned for increasing earnings, revenue and opportunity as volume begins to return in the second half of the year.

Conference Call Information

The Company provided a business update and hosted a call to share preliminary unaudited fiscal 2020 fourth quarter and year end results on May 4, 2020. A recording of the live webcast is available on investor.nextgen.com until August 4, 2020.

2020 Annual Shareholders' Meeting

In addition, NextGen Healthcare will hold its 2020 Annual Shareholders' Meeting on August 18, 2020 at 9:00 a.m. Pacific time. The meeting will be held at NextGen Healthcare’s corporate headquarters located at 18111 Von Karman Avenue, Suite 800, Irvine, California 92612. Shareholders of record as of June 25, 2020 are eligible to vote and attend. Proxy materials and the 2020 Annual Report will be made available to shareholders of record and will also be posted on the Company's website.

About NextGen Healthcare, Inc.

We empower the transformation of ambulatory care—partnering with medical, behavioral and oral health providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Contact:
NextGen Healthcare
Tami Stegmaier
O: (949) 237-6083

tstegmaier@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, impairment of assets, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2020 was 22.0%. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2021 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2020	2019	2020	2019
Revenues:
Recurring	$124,490	$120,151	$489,313	$473,921
Software, hardware, and other non-recurring	11,892	14,634	50,926	55,252
Total revenues	136,382	134,785	540,239	529,173
Cost of revenue:
Recurring	51,992	48,174	205,057	191,496
Software, hardware, and other non-recurring	7,088	5,959	26,904	26,711
Amortization of capitalized software costs and acquired intangible assets	9,259	7,924	35,478	28,490
Total cost of revenue	68,339	62,057	267,439	246,697
Gross profit	68,043	72,728	272,800	282,476
Operating expenses:
Selling, general and administrative	43,159	44,710	165,174	164,879
Research and development costs, net	21,429	19,813	83,295	80,994
Amortization of acquired intangible assets	1,449	1,028	4,143	4,344
Impairment of assets	8,218	—	12,571	—
Restructuring costs	77	640	2,505	640
Total operating expenses	74,332	66,191	267,688	250,857
Income (loss) from operations	(6,289)	6,537	5,112	31,619
Interest income	111	103	256	216
Interest expense	(661)	(595)	(1,955)	(2,814)
Other income (expense), net	632	(117)	846	267
Income (loss) before provision for (benefit of) income taxes	(6,207)	5,928	4,259	29,288
Provision for (benefit of) income taxes	(1,965)	2,000	(3,239)	4,794
Net income (loss)	$(4,242)	$3,928	$7,498	$24,494
Net income (loss) per share:
Basic	$(0.06)	$0.06	$0.11	$0.38
Diluted	$(0.06)	$0.06	$0.11	$0.38
Weighted-average shares outstanding:
Basic	65,988	64,749	65,474	64,417
Diluted	65,988	64,917	65,612	64,600

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2020	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$138,012	$33,079
Restricted cash and cash equivalents	2,307	1,443
Accounts receivable, net	80,006	87,459
Contract assets	12,529	13,242
Income taxes receivable	856	3,682
Prepaid expenses and other current assets	26,305	20,946
Total current assets	260,015	159,851
Equipment and improvements, net	19,836	21,404
Capitalized software costs, net	37,004	37,855
Operating lease assets	31,004	—
Deferred income taxes, net	10,620	6,194
Contract assets, net of current	3,007	3,747
Intangibles, net	57,809	52,595
Goodwill	267,165	218,771
Other assets	33,656	32,478
Total assets	$720,116	$532,895
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,521	$5,432
Contract liabilities	56,786	56,009
Accrued compensation and related benefits	23,792	25,663
Income taxes payable	148	64
Operating lease liabilities	10,619	—
Other current liabilities	41,352	41,064
Total current liabilities	143,218	128,232
Deferred compensation	5,300	5,905
Line of credit	129,000	11,000
Operating lease liabilities, net of current	38,823	—
Other noncurrent liabilities	3,281	11,812
Total liabilities	319,622	156,949
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 66,134 and 64,838 shares at March 31, 2020 and March 31, 2019, respectively	661	648
Additional paid-in capital	282,857	264,908
Accumulated other comprehensive loss	(2,143)	(1,231)
Retained earnings	119,119	111,621
Total shareholders' equity	400,494	375,946
Total liabilities and shareholders' equity	$720,116	$532,895

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2020	2019	2020	2019
Income (loss) before provision for (benefit of) income taxes - GAAP	$(6,207)	$5,928	$4,259	$29,288
Non-GAAP adjustments:
Acquisition costs, net	(263)	1,010	2,112	3,068
Amortization of acquired intangible assets	6,585	5,316	22,536	21,496
Amortization of deferred debt issuance costs	178	178	710	710
Impairment of assets	8,218	—	12,571	—
Restructuring costs	77	640	2,505	640
Securities litigation defense costs and settlement, net of insurance	1,333	202	2,426	(5,205)
Share-based compensation	5,866	4,153	19,694	16,102
Other non-run-rate expenses*	1,522	1,492	3,226	5,471
Total adjustments to GAAP income before provision for income taxes:	23,516	12,991	65,780	42,282
Income before provision for income taxes - Non-GAAP	17,309	18,919	70,039	71,570
Provision for income taxes	3,808	4,161	15,409	15,745
Net income - Non-GAAP	$13,501	$14,758	$54,630	$55,825
Diluted net income per share - Non-GAAP	$0.20	$0.23	$0.83	$0.86
Weighted-average shares outstanding (diluted):	65,988	64,917	65,612	64,600

* Other non-run-rate expenses for the three months ended March 31, 2020 consist primarily of $787 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $474 of professional services costs not related to core operations, and $261 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.  Other non-run-rate expenses for the three months ended March 31, 2019 consist primarily of severance and other employee-related costs and professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2020 consist primarily of $2,411 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $554 of professional services costs not related to core operations, and $261 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.  Other non-run-rate expenses for the year ended March 31, 2019 consist primarily of severance and other employee-related costs and professional services costs not related to core operations.